FIRST TRUST PORTFOLIOS L.P.
                        1001 WARRENVILLE ROAD, SUITE 300
                             LISLE, ILLINOIS 60532


November 13, 2007


First Trust Exchange-Traded Fund
First Trust Exchange-Traded Fund II
First Trust Exchange-Traded AlphaDEX(TM) Fund
First Trust Advisors L.P.
1001 Warrenville Road
Suite 300
Lisle, Illinois 60532

Ladies and Gentlemen:

         It is hereby acknowledged that we serve as the distributor of the Shares (as defined below) of each of the Funds (as defined below) of First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II and First Trust Exchange-Traded AlphaDEX(TM) Fund (each, a "Trust"). Each Trust is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

         It is further acknowledged that each Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

         The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before April 30, 2009. This letter agreement supercedes that certain letter agreement by and among First Trust Portfolios L.P. and each Trust, dated as of May 1, 2007.


                                    Very Truly Yours,

                                    FIRST TRUST PORTFOLIOS L.P.


                                    By: /s/ James A. Bowen
                                        ---------------------------------
                                        James A. Bowen
                                        President

Agreed and Acknowledged:
------------------------



FIRST TRUST EXCHANGE-TRADED FUND


By: /s/ James A. Bowen
    ----------------------------------------
    James A. Bowen
    President


FIRST TRUST EXCHANGE-TRADED FUND II


By: /s/ James A. Bowen
    ----------------------------------------
   James A. Bowen
   President


FIRST TRUST EXCHANGE-TRADED ALPHADEX(TM) FUND


By: /s/ James A. Bowen
    ----------------------------------------
    James A. Bowen
    President

                                 EXHIBIT A



FIRST TRUST EXCHANGE-TRADED FUND

FUNDS

First Trust Dow Jones Select MicroCap Index(SM) Fund

First Trust Value Line(R) Arithmetic Index Fund

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund

First Trust NASDAQ-100-Technology Sector Index(SM) Fund

First Trust Ibbotson Core U.S. Equity Allocation Index Fund

First Trust IPOX-100 Index Fund

First Trust AMEX(R) Biotechnology Index Fund

First Trust DB Strategic Value Index Fund

First Trust Dow Jones Internet Index(SM) Fund

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund

First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund

First Trust Value Line(R) Equity Allocation Index Fund

First Trust Value Line(R) Dividend Index Fund

First Trust S&P REIT Index Fund

First Trust ISE-Revere Natural Gas Index Fund

First Trust ISE Water Index Fund

First Trust ISE Chindia Index Fund

First Trust Value Line(R) 100 Exchange-Traded Fund



FIRST TRUST EXCHANGE-TRADED FUND II

FUNDS

First Trust DJ STOXX(R) Select Dividend 30 Index Fund

First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund

First trust Dow Jones Global Select Dividend Index Fund

FIRST TRUST EXCHANGE-TRADED ALPHADEX(TM) FUND

FUNDS

First Trust Large Cap Core AlphaDEX(TM) Fund

First Trust Mid Cap Core AlphaDEX(TM) Fund

First Trust Small Cap Core AlphaDEX(TM) Fund

First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund

First Trust Large Cap Growth Opportunities AlphaDEX(TM) Fund

First Trust Multi Cap Value AlphaDEX(TM) Fund

First Trust Multi Cap Growth AlphaDEX(TM) Fund

First Trust Consumer Discretionary AlphaDEX(TM) Fund

First Trust Consumer Staples AlphaDEX(TM) Fund

First Trust Energy AlphaDEX(TM) Fund

First Trust Financials AlphaDEX(TM) Fund

First Trust Health Care AlphaDEX(TM) Fund

First Trust Industrials/Producer Durables AlphaDEX(TM) Fund

First Trust Materials AlphaDEX(TM) Fund

First Trust Technology AlphaDEX(TM)Fund

First Trust Utilities AlphaDEX(TM) Fund